UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020 (May 14, 2020)

UNION PACIFIC CORPORATION

(Exact name of registrant as specified in its charter)

Utah	1-6075	13-2626465
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1400 Douglas Street, Omaha, Nebraska	68179
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (402) 544-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock (Par Value $2.50 per share)	UNP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Union Pacific Corporation (the Company) held its Annual Meeting of Shareholders on May 14, 2020, conducted through a live audio meeting only (the Meeting). Of the 678,553,915 shares outstanding and entitled to vote at the Meeting, 584,847,294 shares were present at the Meeting in person or by proxy, constituting a quorum of approximately 86.2%. The shareholders of the Company’s common stock (the Shareholders) considered and voted upon five proposals at the Meeting.

Proposal 1 – Election of Directors

The Shareholders elected each of the following directors to serve a term of one year, ending at the time of the next Annual Meeting of Shareholders in 2021 (or until a successor is elected) pursuant to the By-Laws of the Company and the applicable laws of the State of Utah:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Andrew H. Card, Jr.	494,922,668	13,976,292	788,888	75,159,446
William J. DeLaney	504,173,083	4,568,597	946,168	75,159,446
David B. Dillon	504,117,595	4,600,517	969,736	75,159,446
Lance M. Fritz	481,596,146	25,447,801	2,643,901	75,159,446
Deborah C. Hopkins	506,157,493	2,719,901	810,454	75,159,446
Jane H. Lute	503,752,555	5,075,359	859,934	75,159,446
Michael R. McCarthy	474,918,863	26,136,666	8,632,319	75,159,446
Thomas F. McLarty III	494,204,881	14,515,927	967,040	75,159,446
Bhavesh V. Patel	502,763,250	5,989,714	934,884	75,159,446
Jose H. Villarreal	494,417,480	14,396,509	873,859	75,159,446
Christopher J. Williams	505,067,525	3,546,760	1,073,563	75,159,446

Proposal 2 – Ratification of Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for the Year Ending December 31, 2020

The Shareholders voted for the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2020 by the following count:

Votes For	Votes Against	Abstentions	Broker Non-Votes
560,150,125	23,850,239	846,930	0

Proposal 3 – Advisory Vote on Executive Compensation (“Say on Pay”)

The Shareholders approved, on an advisory (non-binding) basis, the compensation of the Company’s Named Executive Officers, by the following count:

Votes For	Votes Against	Abstentions	Broker Non-Votes
484,582,399	23,209,573	1,895,876	75,159,446

Proposal 4 – Shareholder Proposal Regarding Independent Chairman

A shareholder of the Company submitted a proposal requesting that the Board of Directors adopt a policy that the Chairman of the Board of Directors shall be an independent director (Proposal 4). The Shareholders voted against Proposal 4 by the following count:

Votes For	Votes Against	Abstentions	Broker Non-Votes
141,165,138	349,416,754	19,105,956	75,159,446

Proposal 5 – Shareholder Proposal Regarding Climate Assessment Report

A shareholder of the Company submitted a proposal requesting that the Company issue a report describing if and how it plans to reduce or offset its total contribution to climate change and align its operations with the Paris Agreement’s goal of maintaining global temperature increases well below 2 degrees Celsius (Proposal 5). The Shareholders voted against Proposal 5 by the following count:

Votes For	Votes Against	Abstentions	Broker Non-Votes
91,459,401	395,666,585	22,561,862	75,159,446

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2020

UNION PACIFIC CORPORATION

By:	/s/ Rhonda S. Ferguson
Rhonda S. Ferguson
Executive Vice President, Chief Legal Officer and Corporate Secretary